Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-254750

The information in this prospectus is not complete and may be amended. The registrant may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

GLIDELOGIC CORP.

5,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 5,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by Glidelogic Corp., a Nevada corporation (“we”, “us”, “our”, “Glidelogic”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 9 months. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 5,000,000 shares is a “best efforts” offering, which means that our sole officer and director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.04 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for the selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock, and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board and/or OTC Link. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Glidelogic Corp. is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September 30, 2021.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “GLIDELOGIC” REFERS TO GLIDELOGIC CORP.

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE “RISK FACTORS” SECTION, THE FINANCIAL STATEMENTS, AND THE NOTES TO THE FINANCIAL STATEMENTS.

OUR COMPANY

Glidelogic Corp. was incorporated in Nevada on December 11, 2020. We are startup company and intend to commence operations in the software development services.

We are a startup company that realized $24,500 in revenue to date. We signed consulting agreement with KR TechApp LLC on February 24, 2021. According to the agreement, we have delivered the following services: prepared IT-strategy development; implemented Blockchain technologies in the Clients software development process; optimized IT system administatration and management; organized the project management office for the blockchain technologies integration. We signed the second consulting agreement with Kubatbe & Co on June 15, 2021. We received of $4,500 in revenue according to the agreement and provided the following services: IT-strategy development with corporate blockchain model. We delivered our consulting services as of July 31, 2021 in terms of agreements and generated $24,500 in revenues in total. Our accumulated net income as of July 31, 2021 is $11,774. To date we have raised an aggregate of $2,000 through a private placement of our common stock to our president, Daniella Strygina. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s principal offices are located at 21/1 Erkindik Ave, ste. 187, Bishkek, Kyrgyzstan 720000. Our phone number is (786) 708-6089.

We plan to raise the additional funding for our twelve-month business plan by selling the 5,000,000 shares in this offering. We cannot provide any assurance that we will be able to sell any of the shares being offered to raise sufficient funds to proceed with our twelve-month business plan.

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From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our president and completing our business plan. We received our initial funding of $2,000 through the sale of common stock to our president. Daniella Strygina, our chief executive officer and sole officer and director, purchased an aggregate of 2,000,000 shares of common stock at a purchase price of $0.001 per share, for aggregate proceeds of $2,000. Our financial statements for the quarter ended July 31, 2021, report $24,500 in revenue and a net income of $11,774.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK – WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 12 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our president will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC links. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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THE OFFERING

The Issuer:	Glidelogic Corp.
Securities Offered:	5,000,000 shares of our common stock, par value $0.001 per share.
Price Per Share:	$0.04
Duration of the Offering:	The 5,000,000 shares of common stock are being offered for a period of 9 months.
Net proceeds to us:

$200,000, assuming the maximum number of shares sold.  Such $200,000 in net proceeds does not account for the offering expenses in this offering.  For further information on the Use of Proceeds, see page 15.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board and/or OTC Links. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	2,000,000
Shares outstanding after offering:	7,000,000
Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the six  months ended July 31, 2021 (unaudited) and for the period ended January 31, 2021 (audited):

Financial Summary	July 31, 2021 ($) (unaudited)	January 31, 2021 ($) (Audited)
Cash	18,663	100
Total Assets	24,818	1,090
Total Liabilities	11,954	-
Total Stockholder’s Equity	12,864	1,090

Statement of Operations	Six months ended July 31, 2021 ($) (unaudited)	Accumulated from December 11, 2020 (Inception) to January 30, 2021 ($) (audited)
Revenue	24,500	-
Total Expenses	9,782	910
Net income/loss for the Period	11,774	(910)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A NUMBER OF VERY SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING KNOWN MATERIAL RISKS AND UNCERTAINTIES IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS IN EVALUATING OUR COMPANY AND ITS BUSINESS BEFORE PURCHASING SHARES OF OUR COMPANY’S COMMON STOCK. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT DUE TO ANY OF THESE RISKS.

RISKS RELATING TO OUR COMPANY

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO IMPLEMENT OUR BUSINESS PLAN AND EXPAND OUR BUSINESS; THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to commence our operations in software development services. We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Plan of Operation” section of this prospectus. As of July 31, 2021, we had cash in the amount of $18,663 and liabilities of $11,954. As of this date, we have generated $24,500 in revenue and just recently started our operations. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. The estimated cost of this registration statement is $10,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Daniella Strygina, our president, has verbally agreed to loan the Company funds to complete the registration process. Ms. Strygina’s verbal agreement to provide us loans for registration costs is non-binding and discretionary.

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We require minimum funding of approximately $50,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Daniella Strygina, our chief executive officer and sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Strygina has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year, we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we fail to raise at least $50,000 from the offering, we would be forced to scale back or abort completely our plan of operation. If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements.

WE HAVE A LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL COMMERCIAL ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on December 11, 2020 and to date, have been involved primarily in organizational activities, obtaining financing and developing our business plan. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a startup company which was formed to engage in the software development services. As of July 31, 2021, we had an accumulated income of $10,864 Software development companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our development activities, or if initially successful, in thereafter generating significant operating revenues or in achieving profitable operations.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have recently started our operations and have generated $24,500 in revenues. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to sell services in software development will gain wide acceptance in its target market or that we will be able to effectively promote our services. Additionally, we are a newly-formed, startup company with no prior experience in our industry. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our services. Prospective customers will be less likely to purchase services than a competitor’s because we have no prior experience in our industry.

OUR SHIFT IN FOCUS TOWARDS THE UTILIZATION AND DEVELOPMENT OF BLOCKCHAIN-BASED APPLICATIONS AND TECHNOLOGIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

We recently announced our intention to pursue a multipoint strategy to embrace the growth potential and technological capabilities of blockchain technology, a rapidly evolving technology in which we have limited operational history or experience. Our focus on blockchain technology subjects us to risks associated with the use of new and novel technologies, including technical, operational, financial, regulatory, legal and reputational risks, as well as the risk that we may be unable to timely develop our blockchain-based applications or technologies or market, license or sell our blockchain-based applications or technologies successfully or profitably.

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THE FURTHER DEVELOPMENT AND ACCEPTANCE OF BLOCKCHAIN TECHNOLOGIES, WHICH ARE PART OF A NEW AND RAPIDLY CHANGING INDUSTRY, ARE SUBJECT TO A VARIETY OF FACTORS THAT ARE DIFFICULT TO EVALUATE. THE SLOWING OR STOPPING OF THE DEVELOPMENT OR ACCEPTANCE OF BLOCKCHAIN TECHNOLOGIES OR ASSETS WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

The growth of the blockchain industry in general, as well as the blockchain networks on which our technologies may rely, is subject to a high degree of uncertainty. The factors affecting the further development of the blockchain industry and networks, include, without limitation:

- worldwide growth in the adoption and use of blockchain and distributed ledger technologies, including cryptocurrencies and digital tokens, cryptosecurities and digital tokens;

- government and quasi-government regulation of blockchain assets, including cryptocurrencies, and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

- the maintenance and development of the open-source software protocol of blockchain networks;

- changes in consumer demographics and public tastes and preferences;

- general economic conditions and the regulatory environment relating to cryptocurrencies; and

- a decline in the popularity or acceptance of blockchain-based technologies, including cryptocurrencies and tokens.

The blockchain industry as a whole is in its infancy and has been characterized by rapid changes and innovations. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may materially adversely affect our business plans, financial results and prospects.

WE OPERATE IN INTENSELY COMPETITIVE INDUSTRIES AND ANY FAILURE TO ATTRACT NEW USERS AND SUBSCRIBERS COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The blockchain services and consumer application industries are highly competitive and have few barriers to entry. If we are unable to efficiently and effectively attract new users or clients as a result of intense competition or a saturated market, we may not be able to continue the provision, development and enhancement of our services and applications or become profitable on a consistent basis in the future.

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OUR APPLICATION DEVELOPED WITH USING BLOCKCHAIN TECHNOLOGY, MAY NOT FUNCTION PROPERLY.

The application that we intend to provide may not function properly, which would have a material adverse effect on our business plans, operations and financial condition. Any problems in its functionality would have a direct materially adverse effect on our reputation and our plans and expectations for revenues from blockchain-based applications. The application we develop may malfunction because of internal problems or as a result of cyber-attacks or external security breaches. Any such technological problems would have a material adverse effect on the prospects of our business.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions for the services that we plan to deliver. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide services demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of software decvelopment services that will ultimately represent a very small segment in our targeted industry when it is completed. Should our target market not be as responsive to our services as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

While many new products and services, such ours, are regularly introduced, only a relatively small number of software development companies counts for a significant portion of net revenue in our industry. Our services may not be a desired for purchase by consumers, or competitors may develop services that imitate or compete with ours or prospective offers and take our targeted revenue stream away from us or reduce our ability to command profitable revenue streams for our services. Services created by our competitors may take a larger share of our target market than we anticipate, which could cause our revenue streams to fall below our expectations. If our competitors develop more successful services or offer competitive products at lower price, our revenue, margins, and profitability will decline.

SINCE ALL OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR SOLE OFFICER AND DIRECTOR, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY, AND AS SUCH, OUR SOLE OFFICER AND DIRECTOR MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE.

Our sole officer and director owns approximately 100% of our outstanding common stock. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, her fiduciary duties as officer or as member of the Company’s board of directors. Also, officer will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

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BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact that we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE HAVE NO CUSTOMERS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS, WE WILL HAVE TO CEASE OPERATIONS.

We plan that our revenue will come from the software development services; therefore, we need to attract enough customers to buy our services. We have identified no customers to date, and we cannot guarantee that we will ever have any customers. Even if we obtain customers for our services, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

Because we plan to be in the business of selling software development services wordwide, we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Ms. Strygina, our president, accordingly, will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week each to our operations. Because she will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

IT WILL BE EXTREMELY DIFFICULT TO ACQUIRE JURISDICTION AND ENFORCE LIABILITIES AGAINST OUR OFFICER AND ASSETS OUTSIDE THE UNITED STATES.

Our assets are currently located outside of the United States. Additionally, sole officer and director reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our sole officer and director or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our director and officer under Federal securities laws.

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OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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RISKS RELATING TO OUR COMMON STOCK

WE ARE SELLING OUR OFFERING OF 5,000,000 SHARES OF COMMON STOCK WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

Our offering of 5,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, who will receive no commissions. Our sole officer and director will offer the shares to friends, family members, and business associates, however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

BECAUSE THERE IS NO MINIMUM PROCEEDS THE COMPANY CAN RECEIVE FROM ITS OFFERING OF 5,000,000 SHARES, THE COMPANY MAY NOT RAISE SUFFICIENT CAPITAL TO IMPLEMENT ITS PLANNED BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST.

The Company is making its offering of 5,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.  The Company will not be able to complete marketing of its services unless a minimum of 50% of the shares being offered are sold.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.04 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be less than what you paid for them.

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board and/or OTC Link. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board, and/or OTC Link and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

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OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 2,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 73,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board and/or OTC Link after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board nor on the OTC Link or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

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OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000, we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 5,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	$	$	$	$
Gross proceeds	50,000	100,000	150,000	200,000
Offering expenses	10,000	10,000	10,000	10,000
Net proceeds	40,000	90,000	140,000	190,000
Office and Equipment	10,000	15,000	20,000	25,000
Software Development	20,000	25,000	40,000	50,000
Marketing Campaign	-	20,000	40,000	60,000
Website Development	-	5,000	10,000	15,000
Staff	-	15,000	20,000	30,000
SEC reporting and compliance	10,000	10,000	10,000	10,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this prospectus.

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DETERMINATION OF OFFERING PRICE

The offering price of the of the 5,000,000 shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 5,000,000 shares is fixed at $0.04 per share. This price is significantly higher than the $0.001 price per share paid by our president, Ms. Strygina, who purchased 2,000,000 on January 30, 2021.

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of July 31, 2021, the net tangible book value of our shares of common stock was $12,864 or approximately $0.002 per share based upon 2,000,000 shares outstanding.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.04	$0.04	$0.04	$0.04
Post offering net tangible book value	$52,864	$102,864	$152,864	$202,864
Post offering net tangible book value per share	$0.0163	$0.0229	$0.0266	$0.0290
Pre-offering net tangible book value per share	$0.006	$0.006	0.006	$0.006
Increase (Decrease) in net tangible book value per share after offering	$0.0103	$0.0169	$0.0246	$0.0230
Dilution per share	0.0237	0.0171	0.0134	0.0110
% dilution	59%	43%	34%	28%
Capital contribution by purchasers of shares	$50,000	$100,000	$150,000	$200,000
Capital Contribution by existing stockholders	$2,000	$2,000	$2,000	$2,000
Percentage capital contributions by purchasers of shares	96.15%	98.04%	98.68%	99.01%
Percentage capital contributions by existing stockholders	3.85%	1.96%	1.32%	0.99%
Gross offering proceeds	$50,000	$100,000	$150,000	$200,000
Anticipated net offering proceeds	$40,000	$90,000	$140,000	$190,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	3,250,000	4,500,000	5,750,000	7,000,000
Purchasers of shares percentage of ownership after offering	38.46%	55.56%	65.22%	71.43%
Existing stockholders percentage of ownership after offering	61.54%	44.44%	34.78%	28.57%

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DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of September 21, 2021, there were 2,000,000 shares of our common stock issued and outstanding that were held by one stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 2,000,000 shares of common stock were issued to our president, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and/or OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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PLAN OF DISTRIBUTION

We have 2,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 5,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Ms. Strygina, our sole officer and director, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Strygina are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Ms. Strygina will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Strygina are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Strygina will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Strygina will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board and/or OTC Link. In order to be quoted on the OTC Bulletin Board and/or OTC Link, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

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Terms of the Offering

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 9 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 9-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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DESCRIPTION OF BUSINESS

GENERAL

We are a business body occupied with software development, encryption, blockchain technologies and related lines of business aimed at the broad public. We angle at users whose primary significance in a messenger application is security and privacy of sent data. Our business address is 21/1 Erkindik Ave, ste. 187, Bishkek, Kyrgyzstan 720000. Our phone number is (786) 708-6089. We expect we may fail to achieve profitability which may result in ceasing operations due to lack of funding.

Alongside with software related services we intend to provide software development consulting services. We expect our showpiece product to be an encrypted messenger application, currently being under development for that reason is nameless until the completion is due. We plan to develop the messenger using blockchain technologies to provide privacy and security to users and their data.

Our messenger is a cutting-edge mobile platform with highly-secure on-the-go data-and-funds exchange environment to an end-user. Packed with bunch of redundant security and privacy tools the application is striving to meet and surpass defense-grade security requirements by employing “true end-to-end” encryption technology. We are planning to develop friendly and effective tools to control levels of own anonymity, privacy and security. That is why we are developing our messenger with using blockchain technologies, also known as Distributed Ledger Technologies, which have the opportunities of security, encryption and decentralization.

The functionality of our messenger based on the idea that “message is a transaction” (like tokens transactions). Our technology based on the following type of transaction for sending messages: encrypt text – generate text into transaction - sign transaction with digital authentification - send the transaction to a node – distribution to the authentification hash – the recipient approves the transaction – message decryption.

We believe the messenger to attract attention with its features as follows,

1.

“end-to-end” encryption;

2.

a three factor verification system to be switched on/ off by the user;

3.

encryption algorithm used encryption on-web and on-device, secure tunneling of messages to disable third parties to interfere, block or, by any means, to receive, steal or hack users messages and information stored within the messenger application;

4.

sender anonymity;

5.

on-chat translation;

6.

on-chat money transactions and pay system;

7.

self-destructing messages.

We have tested the concepts all the features above separately and currently we are working on its integration in the messenger platform. “On-chat money transactions and pay system” feature was tested with the prototype of digital tokens, developed especially for the test. We are not sure that that this feature may be incorporated with existing currencies. Currently, we are developing our messenger and working on the UX / UI app design. We are coding the internal application architecture and creating a database for the application algorithms implementation. According to our plan of operation, we plan to develop the first prototype by December 31, 2021.

We plan to deliver the mentioned services depending on the package ordered by a user, which can be tweaked within the settings of the messenger application. We expect to complete the development and penetrate the social applications market to achieve profitability, otherwise we may cease operations due to insufficient funds. We plan to offer the other services, the list of which can be extended or shortened depending on their profitability and popularity with the customers:

1.

Consulting services in software development business.

2.

Consulting services in data encryption.

3.

Consulting services in blockchain operation and development.

4.

Software development using blockchain technologies.

5.

Software development using encryption and data protection.

We plan to offer the above services to small and medium companies involved in various parts of the IT industry and companies providing services to IT entities.

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REVENUE

We plan to generate revenue by developing and trading encrypting and blockchain-based software, also we intend to sell advanced features of our messenger in packages the following way:

1.

Basic: free for all users. It provides encryption on-web and on-device, secure tunneling of messages.

2.

Basic Plus: paid annually or monthly. It provides all basic features, with sender anonymity, on-chat translation, money transactions and pay system added.

3.

Advanced: paid annually or monthly. It provides all the Basic and Basic Plus features to add clean-up of chat message history on user’s device, self-destructing messages, pin chat verification to decrypt messages only with generated pin, single tunnelling of messages, single key encryption which generates a new security key each time a new tunnel opens.

Additionally, we intend to offer consulting services for small and medium business entities involved in software development. The offers are planned to be framed by demands of the customers. The price is planned to vary whether they require the following:

-

single consultation or revision of their project.

-

continuous monitoring or maintenance.

MARKETING

We expect the Marketing Campaign to be our main drive allowing us to penetrate the application market and attract new customers as well. The possible ways to obtain the messenger can be as one chooses - download directly via AppStore or GooglePlay Market for mobile devices, or download an installation file from our website for computers, or use an online web version directly in a web browser. We project to implement a set of marketing tools and depending on their efficiency we, possibly, either correct the strategy or exclude the ineffective tools from the campaign.

We plan to target customers who are concerned about privacy and security of messaging. We plan to advertise our prime software product at IT workshops, hackathons, trade shows and exhibitions of software for computers and mobile devices, exhibitions and trade shows of mobile gadgets, gaming industry shows and exhibitions.

We intend to advertise our messenger and consulting services by means of banners on web-forums and communities related to computer technologies, encryption and blockchain. We plan to draw the attention of users on notable social platforms (Facebook, Instagram, VK, Twitter) by placing advertising banners, GIFs, advertising posts and videos. In posts and videos we plan to disclose the advantages of our encrypted messenger and demonstrate the main features. We project to start a social web page dedicated to the messenger for our potential users with necessary information shared and explaining media, as well as advertising media.

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We plan to utilize the SEO (Search Engine Optimization) tool to draw the attention of web users requesting “privacy”, “secure messaging” and close in meaning requests on Google, Yandex, Yahoo and Bing. We plan to use SEO paired with context advertising services (Google AdWords, Bing Ads, Yandex Direct) to capture interest of users browsing for digital goods, tools and services corresponding to those of our own. By means of context advertising we expect to increase link-hit ratio in order to promote our messenger to the top of searches.

We expect to attract two main kinds of customers regarding services they wish to receive.  The ones referred as “users”, are granted the use of messenger application conditional on the package they would select. We expect them to be an extensive group of active users of mobile devices and computers who are more concerned about privacy and security over other features.

The ones referred as “customers”, are expected to offer consulting services in the software development business area. They are expected to be IT professionals employed in cryptography, developing encryption systems, employed in the IT security area and development of blockchain technologies.

COMPETITION

The market of social platforms and messengers is relatively new and expanding with numbers of offers. Messaging applications and platforms attract users by improving mostly design and usability whereas we have to offer services significant to modern users such as privacy and security. We expect our encryption algorithm, currently in progress of development, to allow connecting user-to-user blocking possibilities of interfering, hacking or compromising the user’s data.

We intend to utilize blockchain technologies to sign up each financial transfer with an encrypted key, generated each time the transaction comences, thus preventing finance from being stolen. We expect this technology to protect on-chat pay system and money transfer in time of users’ transactions and we see it as our competitive advantage.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a start-up company and currently have no employees other than our sole officer and director. Ms. Strygina, our director, handle the Company’s day-to-day operations. We intend to hire employees on an as needed basis.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are had a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OFFICES

The Company’s principal offices are located at Our business address is 21/1 Erkindik Ave, ste. 187, Bishkek, Kyrgyzstan 720000.

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GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulations will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD AND OTC LINKS.

We intend to have our common stock be quoted on the OTC Bulletin Board and/or OTC Link. If our securities are not quoted on the OTC Bulletin Board and/nor OTC Link, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or OTC Link, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board and/or OTC Link our securities will trade on the OTC Bulletin Board and/or OTC Link until a future time, if at all. We may not now, and it may never qualify for quotation on the OTC Bulletin Board and/or OTC Link.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 2,000,000 shares of our common stock issued and outstanding held by one holder of record.

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DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

PLAN OF OPERATION

Our cash balance is $18,663 as of July 31, 2021, our liabilities is $11,954. We do not believe that our cash balance is sufficient to fund our operations.

For the audit of the period from inception on December 11, 2020, through January 31, 2021, our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because as of January 31, 2021 we had generated not sufficient revenues and no significant revenues were anticipated until we completed our initial business development. There is no assurance we will ever reach the stage when ongoing operations can be funded out of revenues. To meet our need for cash we are attempting to raise money from this offering. While we believe that we will be able to raise enough money through this offering to expand operations, there is no assurance that we will be able to sell any of the securities being offered, and we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $200,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations as follows.

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The following table sets forth the uses of proceeds assuming the sale of one-third, two-thirds and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	$	$	$	$
Gross proceeds	50,000	100,000	150,000	200,000
Offering expenses	10,000	10,000	10,000	10,000
Net proceeds	40,000	90,000	140,000	190,000
Office	10,000	15,000	20,000	25,000
Software Development	20,000	25,000	40,000	50,000
Marketing Campaign	-	20,000	40,000	60,000
Website Development	-	5,000	10,000	15,000
Staff	-	15,000	20,000	30,000
SEC reporting and compliance	10,000	10,000	10,000	10,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

We intend to sell software development services. After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand.

The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 9 months. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Our plan of operations is as follows:

Office (1st-12th months)

$10,000-$25,000

If we sell 25% of shares, we plan to purchase equipment for software development. We expect to obtain computers for all the preliminary coding operations to be executed on them. But this financing is insufficient to progress with developing the messenger application.

If we sell 50-75% of shares we expect to rent servers to store the data of our application, also using the servers to tunnel messages through them. But as the number of users grows, we can be forced to rent larger servers, as we suspect malfunctioning of the messenger at times of peak message exchanging, if there is lack of storage space.

If we sell 100 % of shares, we plan to obtain proportionate storage space on servers to recede the possibility of application malfunctioning. We project to obtain AI-based tools for big data analysis, monitoring tools, recovery tools for big data and others to sustain functioning of our key product. We also intend to lease an office for the software development team and managers.

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Software Development (1st-12th months)

$20,000-$50,000

We see development of software products as one of our dominant occupations, thus we intend to invest in it most of the revenues generated. We project to design a messenger application to be used instantaneously in a web browser tab or to be downloaded to a mobile device or a computer. With our encryption algorithm being under development we expect to commence development of our messenger as soon as we achieve the limit of 25% shares sold.

If we sell 25% of shares, we plan to complete the back-end coding and database architecture development.

If we sell 50% of shares, we plan to complete the encryption algorithm development and begin to design a mobile application with basic features such as exchanging messages, providing security with encryption and 3-factor authentication.

If we sell 75% of shares, we plan to develop the application for mobile devices and computers with all the basic features to add on-chat translation, single message tunneling for chats and single encryption key algorithm. We limit the offers as we anticipate the servers fail at times of peak loads which may force us to limit the number of users being unsatisfactory for us.

If we sell 100% of shares, we plan to effectively complete the development of the messenger application with all the advanced features. Also, proper funding allows us to carry out tests of the encryption algorithms and improve them, conduct debugging and tweaking after the test results are revealed. The public is expected to receive the adjustable cross-platform application designed with various flexible features to the user’s appeal.

Website Development (6th-12th months)

$5,000-$15,000

If we sell 50% of shares, we intend to reject the development of the website in order to financially supply the software development progress and marketing campaign. We expect that proper advertising proceeds with a growing number of users.

If we sell 75% of shares, we possibly launch a single page website with a basic description of our products as a part of our marketing campaign. The website is planned to store the messenger application file to be downloaded by users on demand.

If we sell 100% of shares, we possibly launch a website with a full description of our product and explanatory sections of algorithms used and how they perform, feedback section, upcoming services section and other sections that we find vital at the time of launching. If we find our funds insufficient, we might stay with single page web site or make the website redundant.

Marketing Campaign (6th-12th months)

$20,000-$60,000

If we sell 50% of shares, we plan to promote our services and applications online with using different social networking advertising features.

If we sell 75% of shares, we to take part in software developmet conferences and convents. We also plan to promote our application throughout the bloggers and opinion leaders.

If we sell 100% of shares, we are planning to hire professional marketing agency to promote our services and software.

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Staff (6th-12th months)

$15,000-$30,000

If we sell 50% of shares, we plan to employ one programmer with proper knowledge and skills in coding, cryptography and blockchain. We expect the programmer to execute coding the application with basic features, conduct testing and debugging.

If we sell 75% of shares, we might hire additional members and distribute duties of coding, testing, tweaking, data analysis. In case additional labor is needed, with this amount of funding it is likely to be outsourced to freelancers.

If we sell 100% of shares, we plan to hire a full stack of IT developers: IT engineers to maintain messenger application functions and sustainability, coders, cryptography specialists, digital safety specialists and data analysts. We also plan to hire marketing team and operational management team. We believe that effective performance of the messenger can be reached only with maximum financing received.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.

SEC FILING PLAN

We intend to become a reporting company in 2021 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

In the next twelve months, we anticipate spending approximately $10,000 costs in connection with our SEC filings, and $10,000 costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

From Inception on December 11, 2020 to July 31, 2021.

During the period we incorporated the company, prepared a business plan. Our income since inception was $10,864. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

We have generated $24,500 in revenues since our inception on December 11, 2020, through July 31, 2021. Our activities have been financed from the sales of common stock to our director for aggregate proceeds of $2,000. From our inception (December 11, 2020) to July 31, 2021, we have raised a total of $2,000 from private offerings of our common stock. The amount of $2,000 was received on March 12, 2021.

For the quarter ended July 31, 2021, we incurred operating expenses of $9,782, consisting of $9,782 of general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2021, the Company had $18,663 cash and our liabilities were $11,954, including $6,010 owed to Daniella Strygina, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $50,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

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Since inception, we have sold 2,000,000 shares to our director at a price of $0.001 per share, for net proceeds of $2,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Daniella Strygina, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Strygina has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Ms. Strygina’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $50,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12-month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $50,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

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GOING CONCERN CONSIDERATION

We have generated $24,500 in revenues since inception to July 31, 2021. As of July 31, 2021, the Company had an accumulated income of $10,864. Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the period from December 11, 2020 (inception) to January 31, 2021 regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name	Age	Positions

Daniella Strygina	27	President, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Daniella Strygina has acted as our President, Secretary, Treasurer and Director since we incorporated on December 11, 2020. Ms. Strygina graduated from Kyrgyz State Technical University in 2018. She has a master’s degree in Informational Technologies. In 2017, she established a software development company, Dani Tech LLC, in Bishkek, Kyrgyz. Since 2020, she has been working on the Glidelogic Corp. projects and developing encrypted messenger app on the blockchain technologies. We believe that Ms. Strygina’s specific experience, qualifications and skills will enable to develop our business.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than one member. Sole officer and director are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of director is currently composed of one member, who does not qualifiy as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our president, Ms. Strygina.

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AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our president. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early start-up company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that director and officer have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Daniella Strygina, President, Secretary, Treasurer, Director	2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Our sole officer and director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

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EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation for the period from Inception (December 11, 2020) to July 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Daniella Strygina	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We have not compensated our officer and director for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 31, 2021 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Daniella Strygina 21/1 Erkindik Ave, ste. 187, Bishkek, Kyrgyzstan 720000	2,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of July 31, 2021, there were 2,000,000 shares of our common stock issued and outstanding.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Daniella Strygina will not be paid for any underwriting services that they perform on our behalf with respect to this offering.

As of July 31, 2021, we issued a total of 2,000,000 shares of restricted common stock to our president, Daniella Strygina. Our sole officer and director, Ms. Strygina, has advanced funds to us. Ms. Strygina will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Strygina. Ms. Strygina will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Ms. Strygina does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Strygina or the repayment of the funds to Ms. Strygina. The entire transaction was oral. We have a verbal agreement with Ms. Strygina that, if necessary, she will loan the company funds to complete the registration process.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the issuance of the shares of common stock offered by us has been passed upon by Haddan & Zepfel LLP.

The financial statements for the year ended January 31, 2021 included in this prospectus and in the registration statement have been audited by FRUCI & ASSOCIATES II, PLLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURES

FRUCI & ASSOCIATES II, PLLC is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

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 FINANCIAL STATEMENTS

Our fiscal year end is January 31, 2021. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by FRUCI & ASSOCIATES II, PLLC.

Our financial statements from inception to January 31, 2021, immediately follow:

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Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Glidelogic Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Glidelogic Corp. (“the Company”) as of January 31, 2021, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from December 11, 2020 (inception) to January 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2021, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company currently has losses and has not completed its efforts to establish a stabilized source of revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2021. Spokane, Washington
March 24, 2021

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GLIDELOGIC CORP.

BALANCE SHEET

From December 11, 2020 (Inception) through January 31, 2021

ASSETS
Current Assets	From December 11, 2020 (Inception) through January 31, 2021
Cash and cash equivalents	$100
Accounts receivable	990
Total Current Assets	1,090

Total Assets	$1,090

LIABILITIES AND STOCKHOLDER’S EQUITY

Total Liabilities	-

Commitments and Contingencies	-

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000
Accumulated deficit	(910)
Total Stockholder’s Equity	1,090

Total Liabilities and Stockholder’s Equity	$1,090

See accompanying notes, which are an integral part of these financial statements

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GLIDELOGIC CORP.

STATEMENT OF OPERATIONS

From December 11, 2020 (Inception) through January 31, 2021

From December 11, 2020 (Inception) through January 31, 2021
OPERATING EXPENSES
General and Administrative Expenses	(910)
TOTAL OPERATING EXPENSES	(910)

NET LOSS FROM OPERATIONS	(910)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(910)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	284,932

See accompanying notes, which are an integral part of these financial statements

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GLIDELOGIC CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

From December 11, 2020 (Inception) through January 31, 2021

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholder’s
	Shares	Amount	Capital		Equity (Deficit)

Inception, December 11, 2020	-	$ -	$ -	$ -	$ -
Issuance of common stock to director	2,000,000	2,000	-	-	2,000
Net loss	-	-	-	(910)	(910)

Balance, January 31, 2021	2,000,000	$ 2,000	$ -	$ (910)	$ 1,090

See accompanying notes, which are an integral part of these financial statements

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GLIDELOGIC CORP.

STATEMENT OF CASH FLOWS

From December 11, 2020 (Inception) through January 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES	From December 11, 2020 (Inception) through January 31, 2021
Net loss	$ (910)

Adjustments to reconcile net loss to net cash provided by operations:
Accounts receivable	(990)
CASH FLOWS FROM OPERATING ACTIVITIES	(1,900)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital stock	2,000
CASH FLOWS FROM FINANCING ACTIVITIES	2,000

NET CHANGE IN CASH	100

Cash, end of period	$ 100

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes, which are an integral part of these financial statements

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GLIDELOGIC CORP.

NOTES TO THE FINANCIAL STATEMENTS

From December 11, 2020 (Inception) through January 31, 2021

 (Audited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

GLIDELOGIC CORP. (“the Company”) was incorporated in the State of Nevada on December 11, 2020. We are a software development company which is developing online platform and messenger. Packed with bunch of redundant security and privacy tools the application is striving to meet and surpass defense-grade security requirements by employing “true end-to-end” encryption technology. Company location is in Kyrgyzstan.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues from December 11, 2020 (Inception) through January 31, 2021.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP.

The Company’s year-end is January 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

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Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2021.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Stock-Based Compensation

As of January 31, 2021, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Equipment

Equipment is stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the equipment's useful life are capitalized. Equipment sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. ASC 606 adoption is on February 1, 2018. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer Step 2: Identify the performance obligations in the contract Step 3: Determine the transaction price Step 4: Allocate the transaction price to the performance obligations in the contract Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. Specifically, Section 606-10-50 requires an entity to provide information about: a. Revenue recognized from contracts with customers, including the disaggregation of revenue into appropriate categories; b. Contract balances, including the opening and closing balances of receivables, contract assets, and contract liabilities; c. Performance obligations, including when the entity typically satisfies its performance obligations and the transaction price that is allocated to the remaining performance obligations in a contract; d. Significant judgments, and changes in judgments, made in applying the requirements to those contracts. As of January 31, 2021, the Company has generated no revenue.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective and thus not disclosed here, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of January 31, 2021 there were no potentially dilutive debt or equity instruments issued or outstanding.

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Note 4 – FIXED ASSETS

As of January 31, 2021 there was no purchase of equipment.

Note 5 – RELATED PARTY TRANSACTIONS

During the period from December 11, 2020 (Inception) through January 31, 2021, our sole director is in debt to the Company for purchased shares of $990.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 21, 2021 the Company issued 2,000,000 shares of common stock to a director at $0.001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of January 31, 2021.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Director and management stay informed about COVID-19 developments generally and ensure it has access to information related to a company’s response to the crisis and how the specific impact on the company is developing as the crisis extends.

Note 8 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of January 31, 2021 the Company had net operating loss carry forwards of approximately $910 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at January 31, 2021 was approximately $191. The net change in valuation allowance from December 11, 2020 (Inception) through January 31, 2021 was $191. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of January 31, 2021.  All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

January 31, 2021
Non-current deferred tax assets:
Net operating loss carry forward	$(191)
Valuation allowance	$191
Net deferred tax assets	$-

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The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the year ended January 31, 2021 as follows:

January 31, 2021
Computed “expected” tax expense (benefit)	$(191)
Change in valuation allowance	$191
Actual tax expense (benefit)	$-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to January 31, 2021, through March 24, 2021, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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Our financial statements for the six months ended July 31, 2021, immediately follow:

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GLIDELOGIC CORP.

BALANCE SHEETS

As at July 31, 2021 (Unaudited)

ASSETS
Current Assets	July 31, 2021	January 31, 2021 (Audited)
Cash and Cash Equivalents	$18,663	$100
Accounts Receivable	-	990
Total Current Assets	18,663	1,090

Fixed Assets
Equipment, Website, net	6,155	-
Total Fixed Assets	6,155	-

Total Assets	$24,818	$1,090

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Account Payable	$3,000	$-
Loan	6,010	-
Total Current Liabilities	9,010	-

Other Liabilities
Deferred tax liability	2,944	-
Total Other Liabilities	2,944	-

Total Liabilities	11,954	-

Commitments and Contingencies	-	-

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000	2,000
Accumulated income/deficit	10,864	(910)
Total Stockholder’s Equity	12,864	1,090

Total Liabilities and Stockholder’s Equity	$24,818	$1,090

See accompanying notes, which are an integral part of these financial statements

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GLIDELOGIC CORP.

STATEMENTS OF OPERATIONS

For the three and six months ended July 31, 2021 (Unaudited).

	Three months ended July 31, 2021	Six months ended July 31, 2021
REVENUES	$4,500	$24,500
Gross Profit	4,500	24,500

OPERATING EXPENSES
General and Administrative Expenses	(3,490)	(9,782)
TOTAL OPERATING EXPENSES	(3,490)	(9,782)

NET INCOME FROM OPERATIONS	1,010	14,718

PROVISION FOR INCOME TAXES	(202)	(2,944)

NET INCOME	$808	$11,774

NET INCOME PER SHARE: BASIC AND DILUTED	$0.00	$0.01

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000	2,000,000

See accompanying notes, which are an integral part of these financial statements

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GLIDELOGIC CORP.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

For the three and six months ended July 31, 2021 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated Income	Total Stockholder’s
	Shares	Amount	Capital		Equity (Deficit)
Balance, April 30, 2021	2,000,000	$ 2,000	$ -	$ 10,056	$ 12,056
Issuance of common stock	-	-	-	-	-
Net income for the three months ended July 31, 2021	-	-	-	808	808
Balance, July 31, 2021	2,000,000	$ 2,000	$ -	$ 10,864	$ 12,864

Balance, January 31, 2021	2,000,000	$ 2,000	$ -	$ (910)	$ 1,090
Issuance of common stock	-	-	-	-	-
Net income for the six months ended July 31, 2021	-	-	-	11,774	11,774
Balance, July 31, 2021	2,000,000	$ 2,000	$ -	$ 10,864	$ 12,864

See accompanying notes, which are an integral part of these financial statements

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GLIDELOGIC CORP.

STATEMENTS OF CASH FLOWS

For the six months ended July 31, 2021 (Unaudited)

Six months ended July 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 11,774
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation expense	445
Accounts receivable	990
Accounts Payable	3,000
Deferred Tax Liability	2,944
CASH FLOWS FROM OPERATING ACTIVITIES	19,153

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment	(6,600)
CASH FLOWS FROM INVESTING ACTIVITIES	(6,600)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan from director	6,010
CASH FLOWS FROM FINANCING ACTIVITIES	6,010

NET CHANGE IN CASH	18,563

Cash, beginning of period	100
Cash, end of period	$ 18,663

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes, which are an integral part of these financial statements

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GLIDELOGIC CORP.

NOTES TO THE FINANCIAL STATEMENTS

As at July 31, 2021 (Unaudited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

GLIDELOGIC CORP. (“the Company”) was incorporated in the State of Nevada on December 11, 2020. We are a software development company which is developing online platform and messenger. Packed with bunch of redundant security and privacy tools the application is striving to meet and surpass defense-grade security requirements by employing “true end-to-end” encryption technology. Company location is in Kyrgyzstan.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had $24,500 revenues for the six months ended July 31, 2021.  The Company currently has income but has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP.

The Company’s year-end is January 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

F-5

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Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2021.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Stock-Based Compensation

As of July 31, 2021, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Fixed Assets

Equipment is stated at cost, net of accumulated depreciation. The cost of equipment and website is depreciated using the straight-line method over five and one years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the equipment's useful life are capitalized. Equipment sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. ASC 606 adoption is on February 1, 2018. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer Step 2: Identify the performance obligations in the contract Step 3: Determine the transaction price Step 4: Allocate the transaction price to the performance obligations in the contract Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. Specifically, Section 606-10-50 requires an entity to provide information about: a. Revenue recognized from contracts with customers, including the disaggregation of revenue into appropriate categories; b. Contract balances, including the opening and closing balances of receivables, contract assets, and contract liabilities; c. Performance obligations, including when the entity typically satisfies its performance obligations and the transaction price that is allocated to the remaining performance obligations in a contract; d. Significant judgments, and changes in judgments, made in applying the requirements to those contracts. As of July 31, 2021, the Company has generated $24,500 revenue for the consulting service from our customers KR TechApp LLC and SARYMSAKOV AMAN KUBATBE.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective and thus not disclosed here, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of July 31, 2021 there were no potentially dilutive debt or equity instruments issued or outstanding.

F-6

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Note 4 – FIXED ASSETS

	Equipment	Website	Total
Cost
As at January 31, 2021	$-	-	-
Additions	2,100	4,500	6,600
Disposals	-	-	-
As at July 31, 2021	$2,100	4,500	6,600

Depreciation
As at January 31, 2021	(-)	(-)	(-)
Change for the period	(70)	(375)	(445)
As at July 31, 2021	$(70)	(375)	(445)

Net book value	$2,030	4,125	6,155

Note 5 – RELATED PARTY TRANSACTIONS

For the six months ended July 31, 2021, our sole director has loaned to the Company $6,010.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 21, 2021 the Company issued 2,000,000 shares of common stock to a director at $0.001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of July 31, 2021.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Director and management stay informed about COVID-19 developments generally and ensure it has access to information related to a company’s response to the crisis and how the specific impact on the company is developing as the crisis extends.

Note 8 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to July 31, 2021, through September 21, 2021, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-7

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PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

GLIDELOGIC CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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